Exhibit 11

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

June 24, 2020

Hartford Series Fund, Inc.

690 Lee Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as special Maryland counsel to Hartford Series Fund, Inc. (the “Company”), a corporation formed under the laws of Maryland, with respect to its series listed on Schedule 1 hereto (each, an “Acquiring Fund” and together, the “Acquiring Funds”), in connection with the registration of an indefinite number of shares of common stock of the Acquiring Funds, classified and designated as Class IA, Class IB, and Class IC, as set forth in the table below, (collectively, the “Shares”), to be issued by the Company, on behalf of each Acquiring Fund, pursuant to an Agreement and Plan of Reorganization (the “Agreement”), between the Company, on behalf of the Acquiring Funds; and each of the Company and Hartford HLS Series Fund II, Inc. (“Hartford HLS”), on behalf of their respective series listed below as an acquired fund (each series an “Acquired Fund” and, together the “Acquired Funds”), pursuant to which each Acquired Fund will be reorganized into the corresponding Acquiring Fund.

Acquired Fund and Share Class	Corresponding Acquiring Fund and Share Class
Hartford Global Growth HLS Fund* Class IA Class IB	Hartford Disciplined Equity HLS Fund* Class IA Class IB
Hartford Growth Opportunities HLS Fund** Class IA Class IB Class IC	Hartford Disciplined Equity HLS Fund* Class IA Class IB Class IC
Hartford MidCap Growth HLS Fund** Class IA Class IB	Hartford MidCap HLS Fund* Class IA Class IB
Hartford MidCap Value HLS Fund* Class IA Class IB	Hartford MidCap HLS Fund* Class IA Class IB
Hartford Value HLS Fund* Class IA Class IB	Hartford Dividend and Growth HLS Fund* Class IA Class IB
Hartford High Yield HLS Fund* Class IA Class IB	Hartford Total Return Bond HLS Fund* Class IA Class IB
Hartford U.S. Government Securities HLS Fund** Class IA Class IB	Hartford Ultrashort Bond HLS Fund* Class IA Class IB
*	The fund is a series of the Company.
**	The fund is a series of Hartford HLS.

Philadelphia	Boston	Washington, D.C.	Los Angeles		New York	Pittsburgh
Detroit	Berwyn	Harrisburg	Orange County	Princeton	Silicon Valley	Wilmington

www.pepperlaw.com

Hartford Series Fund, Inc.

June 24, 2020

This opinion letter is being delivered to you in connection with the registration statement on Form N-14, to be filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) on or about the date hereof in order to register the Shares (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

In connection with our rendering the opinions set forth herein, we have examined the following documents: (1) the Articles of Restatement for the Company, along with any amendments or supplements thereto, as certified by the Maryland State Department of Assessments and Taxation (“Articles”); (2) the Amended and Restated By-laws of the Company, along with any amendments or supplements thereto as certified by a duly authorized officer of the Company (“By-laws”); (3) resolutions of the Board of Directors of the Company with respect to the authorization of the issuance and sale of the Shares (“Resolutions”); (4) a Certificate of Status from the Maryland State Department of Assessments and Taxation; (5) the Registration Statement, substantially in the form transmitted to the Commission on or about the date hereof; (6) the Agreement, (7) a certificate executed by an officer of the Company, dated on or about the date hereof (“Certificate”) and (8) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

As to certain matters of fact material to this opinion, we have, where such facts were not independently known to us, relied exclusively and without independent verification, on the representations and warranties made in the Agreement and the exhibits thereto and representations and warranties contained in the documents referenced in the paragraph above. In the course of our representation of the Company, nothing has come to our attention which leads us to believe that any such reliance was unreasonable.

We note that to the extent that our opinion is based on matters known to us or of which we have knowledge, such knowledge is based solely upon the conscious awareness, without investigation or inquiry of any kind, of the current partners and associates of Pepper Hamilton LLP who have devoted substantive attention to the transactions described in the Agreement.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

(a)	the Company is a corporation duly formed and in good standing under the laws of the State of Maryland; and

(b)	the Shares have been duly authorized for issuance by the Company and upon the satisfaction of the conditions contained in the Agreement, the Shares that the Acquiring Funds will issue pursuant to the Agreement will be validly issued, fully paid and non-assessable.

Hartford Series Fund, Inc.

June 24, 2020

In rendering such opinions, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to above; (ii) the number of Shares to be issued by any Acquiring Fund will not exceed the amount of Shares needed to consummate the transactions described by the Agreement; (iii) the Agreement will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to above; (iv) the Articles, By-laws, Resolutions, and the Agreement will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares; and (v) there will not have been any changes in applicable law or any other material facts or circumstances relating to the transactions described by the Agreement as of the date of the issuance of such Shares.

Our opinions are limited to matters governed by the laws of the State of Maryland. We do not purport to express, and do not express, any opinion herein with respect to the laws of any other state or jurisdiction. To the extent that any of the Articles, By-laws, Resolutions, Agreement or Registration Statement refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other internal law or regulation applicable to any Acquiring Fund, except for the internal substantive laws of the State of Maryland, as aforesaid, we have assumed compliance with such reference, incorporation or requirement by the Acquiring Funds.

No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made. This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

This opinion is rendered as of the date hereof and we assume no obligation to modify, update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur. Our opinion, as expressed herein, is solely for the benefit of the addressee, and unless we give our prior written consent (which may be withheld for any reason or no reason), neither our opinion nor this opinion letter may be quoted in whole or in part or be relied upon by any other person or entity.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP

Schedule 1

Acquiring Funds

The classes IA, IB and IC, as applicable, of the following series:

Hartford Disciplined Equity HLS Fund

Hartford MidCap HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund